EXHIBIT 22



                                 GRIST MILL CO.
                              LIST OF SUBSIDIARIES

                                  MAY 31, 1995



                                                             Percentage
                                                             of Voting
                                          State in Which     Securities
                                           Incorporated         Owned


Grist Mill Confections, Inc.. . . . . . . . Illinois             100%